EXHIBIT 99.1

ADT Announces Closing of First-Priority Senior Secured Notes

BOCA RATON, Fla., July 29, 2021 (GLOBE NEWSWIRE) - ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), the most trusted brand in smart home and business security, announced today that The ADT Security Corporation (“ADTSC”), its indirect wholly owned subsidiary, has completed its previously announced offering (the “Offering”) of $1.0 billion aggregate principal amount of 4.125% first-priority senior secured notes due 2029 (the “Notes”). The Notes are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The gross proceeds from the Offering were $1.0 billion. ADTSC expects to use the proceeds from the Offering, along with cash on hand, to (i) redeem all of the $1.0 billion outstanding aggregate principal amount of the 3.500% Senior Notes due 2022 (the “2022 Notes”) of ADTSC, and (ii) pay related fees and expenses in connection with the transactions.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act, and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

Redemption

In addition, ADTSC delivered a Notice of Redemption today with respect to the outstanding 2022 Notes. The Redemption Notice was issued pursuant to the terms of the Indenture, dated as of July 5, 2012, as amended and supplemented through the date hereof, among ADTSC, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the 2022 Notes were issued (the “2022 Notes Indenture”). Consequently, ADTSC will redeem all of the outstanding 2022 Notes on August 28, 2021, at a redemption price (the “Redemption Price”) calculated pursuant to the 2022 Notes Indenture, plus the accrued and unpaid interest on the 2022 Notes so redeemed (the “Redemption”). ADTSC shall calculate the final Redemption Price prior to the Redemption Date in accordance with the provisions of the 2022 Notes Indenture. Because the redemption date is not a business day, payment of the redemption price will be made on August 30, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About ADT

ADT is the most trusted brand in smart home and small business security. Through innovative products, partnerships and the largest network of smart home security professionals in the United States, we connect and protect what matters most to our customers at home, work and on the go. For more information, visit www.adt.com.

Forward-Looking Statements

The company has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, our ability to successfully respond to the challenges posed by the COVID-19 pandemic, our strategic partnership and ongoing relationship with Google, the expected timing of product commercialization with Google or any changes thereto, the successful internal development, commercialization and timing of our next generation platform and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. The company cautions that these statements are subject to risks and uncertainties, many of which are outside of the company’s control, and could cause future events or results to be materially different from those stated or implied in this press release, including among others, risk factors that are described in ADT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Contacts:

ADT Investor Relations

Derek Fiebig

derekfiebig@adt.com

ADT Media

Paul Wiseman

paulwiseman@adt.com